Exhibit 10.7

As amended April 14, 2003

STOCK OPTION AGREEMENT dated as of the 25th day of September, 2000

BETWEEN:

WILLIAM H.C. CHANG, Businessman, of 520El Camino Real,

9th Floor, San Malteo, California, USA 94402-1722

(herein called the "Optionee")

OF THE FIRST PART

AND:

CHINA VENTURES INC., a body corporate duly

incorporated under the laws of the Province of British Columbia and having its head office at Suite 910, Cathedral Place, 925 West Georgia

Street, Vancouver, British Columbia, V6C 3L2

(herein called the "Company")

OF THE SECOND PART

WHEREAS:

A.

The Optionee is a director, officer, employee or consultant of the Company;

B.

The Company desires to grant the Optionee an option to purchase shares in the capital stock of the Company;

NOW THEREFORE in consideration of the sum of $1.00 paid by each party to the other, the receipt of which is hereby acknowledged, it is agreed:

1.

The Company does hereby grant to the Optionee an option to purchase a total of 1,250,000 common shares without par value in its capital stock (herein called "the Option"). The Option shall vest over a period of four years with one fifth vesting 60 days after the date of grant and one fifth vesting on each of the one, two, three and four year anniversaries of the date of grant. All vesting restrictions shall become null and void in the event that the Company is subject to a take-over bid or a proposal for a merger, amalgamation or plan of arrangement transaction with a third party pursuant to which that third party could acquire de facto control of the Company or substantially all of the assets of the Company. Subject to paragraph 8 herein, the Option shall be exercisable in whole or in part, at any time and from time to time after vesting, for a period of five years commencing September 25, 2000, at a price of $0.30 per share.

2.

In order to exercise this Option, the Optionee shall, no later than close of business on September 25, 2005, give notice to the Company of its intention to exercise in whole or in part, such notice to be accompanied by cash or certified cheque, payable to the Company in the appropriate amount. After receipt of such notice, the Company shall forthwith issue a Treasury Order to its Registrar and Transfer Agent for the required number of shares.

3.

The Option shall remain in full force and effect and be exercisable so long as the Optionee is an employee or director of the Company, and shall terminate at the close of business on the date which is 60 days after the day upon which the Optionee ceases to be an employee or director of the Company. Any unexercised portion of the Option may not be exercised by the Optionee after such termination.

4.

Notwithstanding paragraph 3 herein, should the Optionee die during the term of the Option any unexercised portion of the Option shall be available for exercise by its legal personal representative for a period of 90 days from the date of the Optionee's death.

5.

If at any time the Optionee shall be dismissed from its position as an employee of the Company for cause or become disqualified to act as a director of the Company, any unexercised portion of the Option shall, in the sole discretion of the Company, immediately terminate.

6.

The Optionee shall not, either during the term of its employment, or at any time thereafter, disclose to any person, firm or corporation any information concerning the business affairs of the Company which the Optionee may have acquired in the course of or incidental to its employment or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company.

7.

The Option is personal to the Optionee and may not be assigned or transferred in whole or in part.

9.

Should the Company at any time subdivide its outstanding share capital into a greater number of shares, the Option exercise price shall be proportionately reduced and the number of subdivided shares entitled to be purchased proportionately increased, and conversely, should the outstanding share capital of the Company be consolidated into a smaller number of shares, the Option exercise price shall be proportionately increased and the number of consolidated shares entitled to be purchased proportionately decreased.

10.

If the Option, as originally constituted, was approved by the shareholders of the Company, or if the Optionee is an insider of the Company at the time of the amendment, all amendments to the terms of this Agreement must be approved by the shareholders of the Company.

11.

Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address indicated on page 1 hereof. Any notice delivered shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

12.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

13.

The Option is being issued pursuant to the Company's August 17, 2000 Incentive Stock Option Plan (the "Plan") and shall be governed by the terms thereof.  To the extent of any inconsistency between this Agreement and the Plan, the Plan shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

SIGNED, SEALED AND DELIVERED

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by the Optionee

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in the presence of:

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“signed”

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(“signed”)_________________

____________________________________

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WILLIAM H.C. CHANG

Name

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____________________________________

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Address

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____________________________________

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____________________________________

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Occupation

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The Corporate seal of

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CHINA VENTURES INC.

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was hereto affixed in the presence of:

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C/S

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“signed”___________________________

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Authorized Signatory

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